UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 20, 2007
Date of Report (Date of earliest event reported)

Subjex Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-29711	41-1596056
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3245 Hennepin Ave S Suite 1, Minneapolis MN	55408
(Address of principal executive offices)	(Zip Code)

(612) 827-2203
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2007 an event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8-K filing with the SEC.  Subjex Corporation held a board meeting to remove Brian Ahern from the Board of Directors and Director of FMS without cause.  The attending board members voted in favor of the removal of Mr. Brian Ahern. A copy of this Board Action is attached as an exhibit.

Board Meeting Minutes

Subjex Corporation
Board of Directors Meeting,   11/15/07
Minneapolis, MN

Attendees: Chairman: Andrew Hyder
     Board Member: Sharon Hyder via telephone hookup

The meeting was called to order by the Chairman, Andrew Hyder at 10:00 am.

A discussion ensued about the removal of Brian Ahern from the Board of Directors and as Director of FMS.

Motion made by Andrew Hyder that effective immediately we remove Brian Ahern from the Board of Directors and from Director of FMS.  Motion seconded by Sharon Hyder Passed unanimously.

There being no further business, Andrew Hyder made the Motion to adjourn, and it was seconded by Sharon Hyder.  Passed unanimously.

Meeting adjourned at 10: 30 am

Chairman of the Board, Andrew D. Hyder

Board Member, Sharon Hyder

Subjex Corporation (“Company”) acknowledges and confirms that:
•	The “Company” is responsible for the adequacy and accuracy of the disclosure in this 8-K filing;
•	Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and
•	the company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8-K filing as defined by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)

By /s/ Andrew Hyder

(Signature)

Andrew Hyder, CEO (acting CFO)
November 20, 2007